UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 28, 2000

SANGSTAT MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-22890	94-3076-069
(Commission File Number)	(IRS Employer Identification Number)

6300 Dumbarton Circle
Fremont, California   94555

(Address of principal executive offices including zip code)

510-789-4300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Matters

At the Annual Meeting of Stockholders held on July 10, 2000, a majority of the shares of outstanding Common Stock of the Company approved an amendment to the Company's Certificate of Incorporation to increase the number of shares of such Common Stock authorized for issuance from 25,000,000 to 35,000,000. On July 24, 2000, the Company filed with the Delaware Secretary of State the Certificate of Amendment of the Certification of Incorporation attached as Exhibit 3.6 hereto.

Item 7. Financial Statements and Exhibits

(a) Financial statements of business acquired. - Not applicable

(b) Pro forma financial information. - Not applicable

    Exhibits.

Exhibit No. Description

3.6 Certificate of Amendment of the Certification of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2000	SANGSTAT MEDICAL CORPORATION By: /s/ Stephen G. Dance Stephen G. Dance Senior Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

3.6	Certificate of Amendment of the Certification of Incorporation